Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A No. 333-113698) of Moog Inc. for the registration of up to $150,000,000 of debt securities and to the incorporation by reference therein of our report dated November 4, 2003, with respect to the consolidated financial statements and schedule of Moog Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 2003 filed with the Securities and Exchange Commission.

                                                                                                                                        /s/ Ernst & Young LLP

Buffalo, New York
August 5, 2004